                            Exhibit 99-2

Name:                                Metropolitan Tower Life Insurance Company**
Address:                             One MetLife Way, Whippany, New Jersey 07981

Designated Filer:                    Daniel F. Scudder
                                     Assistant Secretary
                                     MetLife Investment Advisors, LLC, as
                                     Investment Manager

Issuer & Ticker Symbol:              DNP Select Income Fund Inc. ("DNP")
Date of Event Requiring Statement:   January 29, 2019

Signature: /s/Daniel F. Scudder
           --------------------
Daniel F. Scudder, Assistant Secretary,
MetLife Investment Advisors, LLC, as
Investment Manager

*Metropolitan Life Insurance Company as a direct owner/purchaser of $47,300,000
(473 Shares), 4.63% Fixed Rate Mandatory Redeemable Preferred Shares Series E
due April 1, 2027, by MetLife Investment Advisors, LLC, the indirect owner and investment manager.

**Metropolitan Tower Life Insurance Company as direct owner/purchaser of
$6,500,000 (65 Shares), 4.63% Fixed Rate Mandatory Redeemable Preferred Shares
Series E due April 1, 2027, by MetLife Investment Advisors, LLC, the indirect owner and investment manager.